Exhibit (a)(3)(3)

12WE7I D02 Form of Proxy—General Meeting to be held on 12 February 2024 Freeline Therapeutics Holdings plc Kindly Note: This form is issued only to the addressee(s) and is specific to the All Named Holders unique designated account printed hereon. This personalised form is not transferable between different: (i) account holders; or (ii) uniquely designated accounts. The Company and Computershare Investor Services PLC accept no liability for any instruction that does not comply with these conditions. The Chairman of FREELINE THERAPEUTICS HOLDINGS PLC invites you to attend the General Meeting of the Company at Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 22 Bishopsgate, London, EC2N 4BQ on 12 February 2024 at 2.45 pm UK time or as soon thereafter as the Court Meeting (as defi ned in the scheme document of the Company dated 18 January 2024 (the “Scheme Document”) concludes or is adjourned. To attend this meeting electronically, please visit meetnow.global/FTLGM2024 and enter your unique Shareholder Reference Number and PIN. Shareholder Reference Number Please detach this portion before posting this proxy form. To be effective, all proxy appointments must be lodged with the Company’s Registrars at: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY by 8 February 2024 at 2.45 pm UK time or as soon thereafter as the Court Meeting (as defi ned in the Scheme Document) concludes or is adjourned. Explanatory Notes: 1. Terms defi ned in the scheme document of the Company dated 18 January 2024 (the “Scheme Document”) shall apply equally in this Form of Proxy, unless the context otherwise requires. Full details of the resolution to be proposed at the General Meeting, together with explanatory notes, are set out in the notice of General Meeting. Before completing this Form of Proxy, please also read the section entitled “Action to be Taken” set out on pages 26 to 27 of the Scheme Document. You can access the Scheme Document at https://www.freeline.life/investors/sec-fi lings. 2. Every holder has the right to appoint some other person(s) of their choice, who need not be a shareholder, as his proxy to exercise all or any of his rights, to attend, speak and vote on their behalf at the meeting. If you wish to appoint a person other than the Chairman, please insert the name of your chosen proxy holder in the space provided (see reverse). If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder’s name (see reverse) the number of shares in relation to which they are authorized to act as your proxy. If returned without an indication as to how the proxy shall vote on any particular matter, the proxy will exercise his discretion as to whether, and if so how, he votes (or if this proxy form has been issued in respect of a designated account for a shareholder, the proxy will exercise his discretion as to whether, and if so how, he votes). 3. To appoint more than one proxy, an additional proxy form(s) may be obtained by contacting the Registrar’s helpline on 0370 703 6147 or you may photocopy this form. Please indicate in the box next to the proxy holder’s name (see reverse) the number of shares in relation to which they are authorized to act as your proxy. Please also indicate by marking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and should be returned together in the same envelope. 4. The ‘Vote Withheld’ option overleaf is provided to enable you to abstain on any particular resolution. However, it should be noted that a ‘Vote Withheld’ is not a vote in law and will not be counted in the calculation of the proportion of the votes ‘For’ and ‘Against’ a resolution. 5. Pursuant to Regulation 41 of the Uncertifi cated Securities Regulations 2001, entitlement to attend and vote at the meeting and the number of votes which may be cast thereat will be determined by reference to the Register of Members of the Company at close of business on the day which is two days before the day of the meeting. Changes to entries on the Register of Members after that time shall be disregarded in determining the rights of any person to attend and vote at the meeting. 6. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer’s agent (ID number 3RA50) not later than 48 hours before the time appointed for holding the meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which the issuer’s agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001. 7. It is requested that this Form of Proxy (together with any power of attorney or other authority, if any, under which it is signed, or a duly certified copy thereof) be returned by post to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY, so as to be received as soon as possible and no later than 2.45 pm UK time on 8 February 2024 (or, in the case of an adjournment of the General Meeting, 48 hours (excluding any part of such 48-hour period falling on a non- working day) before the time appointed for the adjourned meeting. 8. As an alternative to completing and returning this Form of Proxy, proxies may be appointed electronically via Computershare’s online facility by logging on to the following website www.investorcentre.co.uk/eproxy and following the instructions therein. For an electronic proxy appointment to be valid, the appointment must be received by Computershare not later than 48 hours (excluding any part of such 48-hour period falling on a non-working day) before the time fixed for the General Meeting or any adjournment thereof. 9. Subject to Note 10, if Computershare receives more than one valid proxy form in respect of the same Shares, they will accept the last one. They cannot accept proxy forms returned by fax. 10. In the case of joint holders of Shares, the vote of the senior who tenders a vote, whether in person, or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s). For this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the joint holding. 11. The above is how your address appears on the Register of Members. If this information is incorrect, please ring the Registrar’s helpline on 0370 703 6147 to request a change of address form or go to www.investorcentre.co.uk to use the online Investor Centre service. 12. Any alterations made to this form should be initialed. 13. The completion and return of this form will not preclude a member from attending the meeting and voting in person. 14. If you have any questions about this Form of Proxy, the Scheme Document, or the General Meeting, or are in any doubt as to how to complete this Form of Proxy or to submit your proxies electronically, please call Computershare between 8.30 a.m. and 5.30 p.m. Monday to Friday (except public holidays in England and Wales) via their helpline on 0370 703 6147. Please use to country code if calling from outside the UK. Calls from outside the UK will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones. @ View the Annual Report online: https://www.freeline.life/investors Register at www.investorcentre.co.uk—elect for electronic communications & manage your shareholding online! Cast your Proxy online...It’s fast, easy and secure! www.investorcentre.co.uk/eproxy You will be asked to enter the Control Number, Shareholder Reference Number (SRN) and PIN shown opposite and agree to certain terms and conditions. Control Number: 918868 PIN: SRN: 00000XXX/000000/000000 (AA111AAZZ) MR SAM SAMPLE DESIGNATION (IF ANY) MR JOINT HOLDER 1 ADD1 ADD2 ADD3 ADD4 *000001010101000* 000001 SG328 MR A SAMPLE <Designation> ADDITIONAL HOLDER 1 ADDITIONAL HOLDER 2 ADDITIONAL HOLDER 3 ADDITIONAL HOLDER 4 C1234567890 1234 C1234567890

Poll Card To be completed **only** at the Meeting if a Poll is called.

ATTENDING THE MEETING ONLINE

If you choose to participate online you will be able to view a live webcast of the meeting, ask questions and submit your votes in real time.

Visit: meetnow.global/FTLGM2024

This link will be active from 1.45 pm UK time on 12 February 2024.

You will need your Shareholder Reference Number and PIN shown below to login to the meeting.

Shareholder Reference Number: C0000000000
PIN: 1245

Special Resolution

	For	Against	Vote Withheld
1. THAT: for the purpose of giving effect to the scheme of arrangement dated 18 January 2024 (the "**Scheme**") between the Company and the holders of the Scheme Shares (as defined in the Scheme), a print of which has been produced to this meeting and for the purposes of identification signed by the Chairman hereof, in its original form or subject to such modification, addition or condition agreed between the Company and Bidco 1354 Limited and approved or imposed by the Court: (i) the directors of the Company be authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect; and (ii) with effect from the passing of this resolution, the articles of association of the Company be amended by the adoption and inclusion of the following new article 286 after existing article 285.	☐	☐	☐

Signature

In the case of a Corporation, a letter of representation will be required (in accordance with S323 of the Companies Act 2006) unless this has already been lodged at registration.

Form of Proxy

Please complete this box only if you wish to appoint a third party proxy other than the Chairman. Please leave this box blank if you want to select the Chairman. Do not insert your own name(s).

C1234567890

I/We hereby appoint the Chairman of the Meeting OR the person indicated in the box above as my/our proxy to attend, speak and vote in respect of my/our full voting entitlement* on my/our behalf at the General Meeting of FREELINE THERAPEUTICS HOLDINGS PLC to be held at **Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 22 Bishopsgate, London, EC2N 4BQ** on **12 February 2024** at **2.45 pm UK time**, and at any adjournment thereof.

*** For the appointment of more than one proxy, please refer to Explanatory Note 2 (see front).**

☐ Please mark here to indicate that this proxy appointment is one of multiple appointments being made.

Please use a **black** pen. Mark with an **X** inside the box as shown in this example. ☒

Special Resolution

	For	Against	Vote Withheld
1. THAT: for the purpose of giving effect to the scheme of arrangement dated 18 January 2024 (the "**Scheme**") between the Company and the holders of the Scheme Shares (as defined in the Scheme), a print of which has been produced to this meeting and for the purposes of identification signed by the Chairman hereof, in its original form or subject to such modification, addition or condition agreed between the Company and Bidco 1354 Limited and approved or imposed by the Court:	☐	☐	☐

(i) the directors of the Company be authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect; and

(ii) with effect from the passing of this resolution, the articles of association of the Company be amended by the adoption and inclusion of the following new article 286 after existing article 285.

I/We instruct my/our proxy as indicated on this form. Unless otherwise instructed the proxy may vote as he or she sees fit or abstain in relation to any business of the meeting.

Signature

Date

DD / MM / YY

In the case of a corporation, this proxy must be given under its common seal or be signed on its behalf by an attorney or officer duly authorised, stating their capacity (e.g. director, secretary).

WKF1992 05 FTL

00000XXX/000000/000000 12WE7I D02